EXHIBIT 10.1
                 Corporate Markets
4225 38th St. S, Ste. 201
Fargo, ND 58104

ACCEPTANCE AGREEMENT

In consideration of payment of $69,059,000 and completion of this Agreement dated 11/20/2024 by Federal Home Loan Bank of Topeka (“Owner”), Midland National Life Insurance Company (“Company”) agrees to pay the Annuity Benefits and any Additional Life Benefits in such amounts and on such persons as applied for on the Census, attached hereto as Schedule A, by the Owner subject to the following conditions.
1.The Company agrees to:
A.Issue a General Account group annuity contract and certificates within 60 days of final contract execution as applied for under the Application with the effective date being the wire transfer date.
B.Calculate any price adjustments to individuals on the Census within 90 days of February 1, 2025 (the “Annuity Commencement Date”) using the same pricing basis that was used in the final quote and refund any excess premium or provide a bill for any shortfall within 5 business days of notification. If the total premium adjustment is within 3% of the original premium, the interest rate used on the final quote date will be used to calculate the premium adjustment. If the premium adjustment is greater than 3%, the excess premium over 3% will be calculated using current assumptions as of the date of reconciliation.
C.Refund premium for deaths occurring on or before November 27, 2024, for deferred lives and on or before February 1, 2025 for in-pay lives (the “Liability Transfer Dates”), regardless of materiality if reported within 6 months of the Liability Transfer Dates and only if material for deaths reported after 6 months.
D.Pay small benefit amounts in the manner specified in the final proposal, unless otherwise agreed in writing.
E.Fully and irrevocably guarantee the specified payments to the annuitants upon receipt of the full payment, execution of this agreement, and issuance of the General Account group annuity contract. We will have no liability beyond the specified payments to the annuitants as it relates to the payment and administration under this transaction.
F.Hold harmless and indemnify the Owner if the Company does not make payments as specified in the Census, does not fulfill its obligations under this Agreement, or does not comply with its Privacy Policy attached as Exhibit Two.
2.The Owner agrees to:
A.Submit any required modifications to the Census within 5 business days of the date Owner receives notice of such required modifications.
B.Make all payments required under this agreement, including any additional premiums required as a result of any adjustments to the Census within 5 business days of the billing.
C.Remit the completed application, attached hereto as Exhibit One, within 90 days of this Agreement.

D.Hold harmless and indemnify the Company if the Owner does not provide complete and correct information on the Census, does not identify on the Census any payment required under the Pension Plan, does not fulfill its obligations under this Agreement, or does not comply with its Privacy Policy.
3.The Company represents and warrants the following:
A.The Company is a life insurance company, duly organized, validly existing and in good standing under the laws in which it is organized, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it will perform its obligations under the Contract,
B.The Company has all requisite corporate power and legal authority to enter into and carry out its obligations under the Contract and this Agreement and to consummate the transactions contemplated to be undertaken under the Contract, and has received all necessary corporate approvals and no other action on its part is necessary to authorize the execution, delivery, and performance of this Acceptance and the Contract,
C.The business of insurance conducted by the Company has been and is being conducted in material compliance with applicable laws,
D.This Acceptance Agreement and the Contract, when executed, will be a valid and binding irrevocable obligation of the Company and enforceable against the Company by the Owner and each participant and beneficiary in accordance with its terms, and
E.There is no action pending or, to the Company’s knowledge, threatened against the Company that in any manner challenges or seeks to prevent, enjoin, or materially alter or delay the transactions contemplated by this Acceptance Agreement or the Contract or that could reasonably be expected to materially impair or restrict the Company’s ability to consummate the transactions contemplated by the Contract and to perform its obligations under this Agreement or the Contract.
4.Confidentiality: The Company will comply, and will ensure that all of its affiliates, agents and subcontractors comply, with all applicable laws and regulations governing the personal information and the confidential information of all participants and beneficiaries (collectively, “Confidential Information”), including those laws relating to privacy, data security and protection and the safeguarding of such information, and its maintenance, disclosure and use. The Company will not use Confidential Information for any purpose other than for the underwriting and administration of the Contract. The Company will maintain administrative, technical, and physical safeguards to protect the privacy and security of the confidential information related to participants and beneficiaries. At a minimum, these safeguards will include: (i) limiting access to Confidential Information to authorized persons; (ii) securing the transmission, storage, and disposal of Confidential Information; (iii) conducting background checks on authorized employees consistent with applicable law; and (iv) providing appropriate privacy and information security training to the Company’s authorized employees.
5.Termination: In the event that all conditions listed in Section 1 and Section 2 above have not been met within ninety (90) days from the date of the Acceptance Agreement and the Company notifies the Owner in writing, this agreement may be terminated and if terminated, an amount described in this Section 5 below shall be returned. If the Owner notifies the Company in writing prior to issue of the contract that they no longer wish to purchase the contract, this agreement shall be terminated and an amount described in this Section 5 below shall be returned. If, for any reason, this Agreement is terminated and a contract has not been issued, the Company will refund to the Owner the Acceptance Agreement consideration plus any additional premiums paid, less any prior premium refunds and less any claims paid, plus interest calculated at an annual effective rate equal to the U.S. 3-Month Treasury Bill as of the date the Owner’s initial payment.
6.The Company will inform participants that they have the right to sue for benefits if the payment specified in their certificate is not paid. The Company will inform participants that QDROs will be administered by the Company upon receipt of written documentation acceptable to the Company.

7.None of the provisions contained in this Agreement are contrary to the provisions of the contract.
8.Modifications to the Agreement must be in writing and signed by both of the parties.
9.Assignment: This Acceptance Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Acceptance Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party, and any attempt to do so shall be null and void ab initio, without any effect whatsoever.
10.Notices: All communications between the Owner and the Company must be addressed to the receiving party as follows (unless the party subsequently provides written notice to the sending party specifying another address):
To the Company:
Trent Freier
Vice President Corporate Markets
Midland National Life Insurance Company
4225 38th St. S, Ste. 201
Fargo, ND 58104

To the Owner:
Attn: Jeffrey B. Kuzbel
President and CEO
FHLBank of Topeka
500 SW Wanamaker Road
Topeka, KS 66606

11.Notwithstanding any provision in this Agreement or the group annuity contract to which it relates (the “Contract”) to the contrary, each party to this Agreement may disclose the terms of this Agreement and the terms of the Contract as that party may deem necessary or advisable in its reasonable discretion as part of its filings with the Securities and Exchange Commission on Forms 8-K, 10-Q, or 10-K and related disclosures (including financial supplements substantially consistent with past practice), or with any other regulatory agency or self-regulatory organization. A party making a disclosure to a third party in accordance with this provision (other than a filing made with the Securities and Exchange Commission) shall inform the third party in writing that the Agreement and Contract are confidential and any disclosures concerning the Agreement or Contract must be treated as such.

ACCEPTANCE BY: Federal Home Loan Bank of Topeka
(Owner Name)

SIGNATURE: /s/ Jeffrey B. Kuzbel
(Signature)

SIGNED BY: Jeffrey B. Kuzbel
(Print Name)

TITLE: President and CEO

DATE: 11/21/2024

ACCEPTANCE BY: Midland National Life Insurance Company

SIGNATURE: /s/ Joseph E. Paul
(Signature)

SIGNED BY: Joseph E. Paul
(Print Name)

TITLE: Senior Vice President, Corporate Markets

DATE: 11/22/2024